Press Release

Source:  BNC Bancorp

Contact:	W. Swope Montgomery, Jr.
President and CEO
336-476-9200

BNC Bancorp Reports 57% Increase in Second Quarter Earnings

THOMASVILLE, N.C., / -- BNC Bancorp (NASDAQ: BNCN) today reported operating results for the quarter and six-month periods ended June 30, 2007.

For the quarter ended June 30, 2007, the Company reported net income of $2.12 million, an increase of 57.2% when compared to the $1.35 million reported for the comparable quarter in 2006. Diluted earnings per share increased to $0.30 for the quarter, a 15.4% increase when compared to $0.26 reported for the same quarter in 2006.

For the six-month period ended June 30, 2007, the Company reported net income of $4.04 million, an increase of 62.9% when compared to the $2.48 million reported for the first six months of 2006. Diluted earnings per share increased to $0.57 for the six-month period, compared to $0.49 reported for same period in 2006.

Total assets as of June 30, 2007 were $1.070 billion, an increase of 61.2% compared to the $664 million as of June 30, 2006. Total loans on June 30, 2007 were $876 million, an increase of 57.1% from the $557 million reported as of June 30, 2006. Deposits increased 59.6% over the same one-year period. Compared to balances at December 31, 2006, total loans increased $101 million, or 13.0% during the first six months of 2007.

“We are extremely pleased to report another strong quarter in terms of net income and asset growth, despite an extremely challenging climate for the banking industry. Fueled by loan growth and credit quality that continues to outperform our peers, diluted earnings per share for the quarter were up over 15% from year ago levels, and total assets increased $118 million, or 12.5%, over the first six months of 2007. The organic growth our Company continues to produce is due to the investment we have made in recruiting, hiring, motivating and rewarding our seasoned bankers who are well-respected in their communities and well-versed in the fundamentals of credit underwriting,” said W. Swope Montgomery, Jr., President and CEO.

“Over the past twelve months, with strong organic growth and the acquisition of SterlingSouth, our Company’s assets have grown by over $400 million, or 60%, while reporting a similar 60% increase in year-over-year net income. As has always been our promise, growth without a corresponding increase in profits for our shareholders is not part of our plan, and the Company’s performance during the last twelve months speaks volumes about our commitment to this principle,” said Montgomery.

Montgomery continued, “Asset quality, our number one priority, continues to be excellent. Many within our industry have recently experienced some erosion in credit fundamentals due to slowdowns in the housing sector and troubles in the sub-prime residential credit markets. I am pleased that we have no exposure to the sub-prime sector in the portfolio. Our non-performing assets have decreased to 0.31% of total assets from 0.59% a year earlier. As of June 30, 2007, non-accrual loans, other real estate owned, and loans 90 days past due and still accruing interest totaled $3.3 million compared to $3.9 million one year earlier. Net charge-offs to average loans for the first six months of 2007 were at an annualized rate of 0.08%.”

BNC Bancorp is the parent Company of Bank of North Carolina, a $1.070 billion commercial bank that provides a complete line of banking and financial services to individuals and businesses through full-service banking offices located in the cities of Thomasville, High Point, Salisbury, Greensboro, Archdale, Lexington, Kernersville, Harrisburg, Northern Davidson County and Oak Ridge, North Carolina. In addition, the Bank operates a commercial and mortgage loan production office in Winston-Salem, North Carolina. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is quoted in the NASDAQ Capital Market under the symbol “BNCN.”

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
From time to time, we make written and oral forward-looking statements within the meaning of certain securities laws, including in this press release, in other filings with the U.S. Securities and Exchange Commission (www.sec.gov), in reports to shareholders and in other communications. These forward-looking statements include, among others, statements with respect to our objectives for 2007 and beyond, and the medium and long terms strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to, the strength of the North Carolina economy in general and the strength of the local economies within North Carolina in which we conduct operations; the strength of the United States economy; the effects of changes in monetary and fiscal policy, including changes in interest rate policies of the Board of Governors of the Federal Reserve System in the United States; judicial decisions; the effects of competition in the markets in which we operate; inflation; the timely development and introduction of new products and services in receptive markets; the impact of changes in the laws and regulations regulating financial services (including banking, insurance and securities); changes in tax laws; technological changes; our ability to complete strategic acquisitions and to integrate acquisitions; judicial or regulatory proceedings; changes in consumer spending and saving habits; the possible impact on our businesses of international conflicts and other developments including those relating to the war on terrorism; and our anticipation of and success in managing the risks implicated by the foregoing.

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)
	For the
	Three Months Ended
	June 30, 2007	June 30, 2006
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$18,146	$11,301	60.6%
Interest expense	10,090	5,549	81.8
Net interest income	8,056	5,752	40.1
Provision for loan losses	650	710	(8.5)
Net interest income after provision for loan losses	7,406	5,042	46.9
Noninterest income	1,307	822	59.0
Noninterest expense	5,700	3,977	43.3
Income before income tax expense	3,013	1,887	59.7
Provision for income taxes	895	540	65.7
Net income	2,118	1,347	57.2

PER SHARE DATA
Earnings per share, basic	$0.31	$0.28	10.7%
Earnings per share, diluted	$0.30	0.26	15.4

Weighted average common shares outstanding:
Basic	6,849,403	4,824,948
Diluted	7,090,473	5,087,442

PERFORMANCE RATIOS
Return on average assets	0.84%	0.84%
Return on average equity	11.44%	15.76%
Return on average tangible equity	18.52%	17.54%
Net yield on earning assets (taxable equivalent)	3.71%	4.06%
Average equity to average assets	7.32%	5.30%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)
	For the
	Six Months Ended
	June 30, 2007	June 30, 2006	% Change

SUMMARY STATEMENTS OF OPERATIONS
Interest income	$34,988	$21,569	62.2%
Interest expense	19,272	10,424	84.9
Net interest income	15,716	11,145	41.0
Provision for loan losses	1,200	1,230	(2.4)
Net interest income after provision for loan losses	14,516	9,915	46.4
Noninterest income	2,511	1,618	55.2
Noninterest expense	11,288	8,048	40.3
Income before income tax expense	5,739	3,485	64.7
Provision for income taxes	1,704	1,008	69.1
Net income	4,035	2,477	62.9

PER SHARE DATA
Earnings per share, basic	$0.59	$0.51	15.7%
Earnings per share, diluted	$0.57	$0.49	16.3

Weighted average common shares outstanding:
Basic	6,825,181	4,818,411
Diluted	7,082,357	5,084,237

PERFORMANCE RATIOS
Return on average assets	0.82%	0.80%
Return on average equity	11.04%	14.76%
Return on average tangible equity	17.95%	16.45%
Net yield on earning assets (taxable equivalent)	3.75%	4.07%
Average equity to average assets	7.47%	5.30%
Allowance for loan losses as a % of total loans	1.28%	1.25%
Non-performing assets to total assets, end of period	0.31%	0.59%
Ratio of net charge-offs to average loans outstanding	0.04%	0.07%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)
	For the
	Three Months Ended
	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	December 31, 2005
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$18,146	$16,842	$16,616	$15,026	$11,301	$9,652
Interest expense	10,090	9,182	8,509	7,548	5,549	4,343
Net interest income	8,056	7,660	8,107	7,478	5,752	5,308
Provision for loan losses	650	550	780	645	710	900
Net interest income after provision for loan losses	7,406	7,110	7,327	6,833	5,042	4,408
Noninterest income	1,307	1,204	1,152	1,051	822	904
Noninterest expense	5,700	5,588	5,540	5,522	3,977	3,622
Income before income tax expense	3,013	2,726	2,939	2,362	1,887	1,690
Provision for income taxes	895	809	878	710	540	470
Net income	2,118	1,917	2,041	1,652	1,347	1,220

Net interest income, as reported	$8,056	$7,660	$8,107	$7,478	$5,752	$5,308
Tax-equivalent adjustment	401	386	411	348	301	249
Net interest income, tax-equivalent	8,457	8,046	8,518	7,826	6,053	5,557

PER SHARE DATA
Earnings per share, basic	$0.31	$0.28	$0.30	$0.26	$0.28	$0.25
Earnings per share, diluted	0.30	0.27	0.29	0.25	0.26	0.24

Weighted average common shares outstanding:
Basic	6,849,403	6,800,690	6,698,899	6,269,752	4,824,948	4,803,706
Diluted	7,090,473	7,074,287	7,026,623	6,580,289	5,087,442	5,104,670

PERFORMANCE RATIOS
Return on average assets	0.84%	0.81%	0.88%	0.81%	0.80%	0.83%
Return on average equity	11.44%	10.63%	11.32%	10.72%	14.76%	15.43%
Return on average tangible equity	18.52%	17.38%	19.13%	17.39%	16.45%	17.33%
Net yield on earning assets (taxable equivalent)	3.71%	3.79%	4.09%	4.08%	4.07%	4.15%
Average equity to average assets	7.32%	7.62%	7.77%	7.56%	5.41%	5.40%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)
	As of
	June 30, 2007	June 30, 2006	% Change
SELECTED BALANCE SHEET DATA
End of period balances

Total loans	$875,515	$557,227	57.1%
Allowance for loan losses	11,243	6,968	61.4
Loans, net of allowance for loan losses	864,272	550,259	57.1
Securities, available for sale	79,133	53,525	47.8
Total Assets	1,070,633	664,306	61.2

Deposits:
Noninterest-bearing deposits	71,653	52,501	36.5
Interest-bearing demand and savings	205,170	127,159	61.4
CD's and other time deposits	621,160	383,052	62.2
Total deposits	897,983	562,712	59.6
Borrowed Funds	92,149	63,587	44.9
Total interest-bearing liabilities	918,479	573,798	60.1
Shareholders' Equity	74,970	33,478	123.9

	As of
	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	December 31, 2005
SELECTED BALANCE SHEET DATA
End of period balances

Total loans	$875,515	$805,519	$774,664	$737,633	$557,227	$499,247
Allowance for loan losses	11,243	10,747	10,400	9,956	6,968	6,140
Loans, net of allowance for loan losses	864,272	794,772	764,264	727,677	550,259	493,107
Securities, available for sale	79,133	77,918	76,700	75,443	53,525	42,489
Total Assets	1,070,633	984,802	951,731	900,995	664,306	594,550

Deposits:
Noninterest-bearing deposits	71,653	70,660	65,932	62,773	52,501	39,573
Interest-bearing demand and savings	205,170	195,788	189,624	183,585	127,159	128,303
CD's and other time deposits	621,160	545,505	531,221	473,822	383,052	323,016
Total Deposits	897,983	811,953	786,777	720,180	562,712	490,892
Borrowed Funds	92,149	93,010	86,386	104,030	63,587	66,557
Total interest-bearing liabilities	918,479	834,303	807,231	761,437	573,798	517,876
Shareholders' Equity	74,970	73,875	72,523	70,458	33,478	33,114

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)
	For the Three Month Period Ended
	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	December 31, 2005
SELECTED BALANCE SHEET DATA
Quarterly average balances

Loans, net of allowance for loan losses	824,509	776,447	745,829	679,963	536,258	481,074
Securities, available for sale	75,982	77,230	72,504	72,519	48,810	42,486
Total earning assets	914,527	861,971	826,706	760,742	596,544	530,994
Total Assets	1,014,860	959,426	922,335	817,209	646,938	581,361

Deposits:	900,491	853,677	818,333	752,481	585,068	523,560
Noninterest-bearing deposits	69,438	64,462	70,140	49,965	50,346	42,778
Interest-bearing demand and savings	202,839	191,505	186,793	168,840	134,704	125,631
CD's and other time deposits	563,500	532,720	495,338	452,157	356,449	308,531
Total Deposits	835,777	788,687	752,271	670,962	541,499	476,940
Borrowed Funds	98,548	91,844	95,948	87,133	65,857	67,750
Total interest-bearing liabilities	934,325	880,531	848,219	758,095	607,356	544,690
Shareholders' Equity	74,258	73,152	71,752	61,819	34,289	31,379